UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Feb. 12, 2012

Mirador, Inc.

 (Exact name of registrant as specified in its charter)

 Dewmar International BMC, Inc.

____________________________________

(Former Name as specified in its charter)

Nevada	333-164392	27-10000407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Convention Center Drive, 7th Floor, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

132 E. Northside Dr., Suite C Clinton, Mississippi 39056

(Former Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 781-4143

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2012, the acquisition agreement between Mirador, Inc. (fka Dewmar International BMC, Inc.) and Dewmar International BMC, Inc. (fka DSD Network of America, Inc.) dated Dec. 10, 2010 was terminated as 18 months had expired since the effectiveness of the 419 registration.  Thus under the requirements of Rule 419, the acquisition agreement is terminated and shares are returned to original shareholders or canceled (in the event of shares issued under the registration/acquisition) automatically by effect of law.   As a result, DSD Network of America, Inc. is no longer a wholly owned subsidiary of Dewmar International BMC, Inc. and the original 10,000,000 shares which were issued prior to the registration are returned to the original owner and are the sole shares issued and outstanding.

Item 5.01 Changes in Control of Registrant.

On May 21, 2012, Stephen Schramka sold his 10,000,000 shares to Excelsior Management, LLC for the amount of $50,000.00 US.   This represents 100.00 percent of the outstanding shares of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 21, 2012 the sole shareholder of the Company elected Richard A. Taulli as the sole director of the Company.  On August 21, 2012, the sole director, Richard A. Taulli, was appointed as President, Secretary and Treasurer of the Company at a Board of Directors meeting attended by the sole director, Richard A. Taulli.

Richard A. Taulli.

Mr. Taulli has very diversified background ranging from a Bachelor of Science Degree in Mechanical Engineering, CEO of a management consulting company, Board positions on numerous public and private companies, as well as very close business affiliations and personal relationships with entrepreneurs, entertainment “celebrities” and business professionals world-wide.  Mr. Taulli has assisted start-up and emerging, developmental stage companies with corporate infrastructure, public and private filings and various types of funding.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2012, the Articles of Incorporation of the Company were amended to change the name of the Company to Mirador, Inc., pursuant to the approval by the shareholders at their meeting held on August 21, 2012.

Exhibits

      No.   Exhibits

       3.

Amended Articles

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated

MIRADOR, INC.

By:  /s/ Richard A. Tauli

       Richard A. Taulli, President and

       Chief Executive Officer

EXHIBIT INDEX

      No.   Exhibits

      3

Amended Articles